CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 14, 2011, relating to the financial statements and financial highlights appearing in the December 31, 2010 Annual Reports to Shareholders of Vanguard Balanced Index Fund, Vanguard Managed Payout Growth Focus Fund, Vanguard Managed Payout Growth and Distribution Fund, and Vanguard Managed Payout Distribution Focus Fund (comprising the Valley Forge Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 25, 2011